UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 27, 2003




                               EARTHNETMEDIA, INC.
              (Exact Name of Small Business Issuer In Its Charter)


           NEVADA                  333-57514                     95-4834274
 (State or Jurisdiction           (Commission                (I.R.S. Employer
     of Incorporation)              File No.)                Identification No.)

                                222 Amalfi Drive
                         Santa Monica, California 90402
                               Tel: (310) 459-1081
          (Address and Telephone Number of Principal Executive Offices)




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This Current Report on Form 8-K is filed by EarthNetMedia, Inc., a Nevada corporation (the "Company"), in connection with the matters described herein.

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         On May 16, 2003, the Registrant engaged Kabani & Company, Inc., Certified Public Accountants, as the Registrant's independent accountants to report on the Company's balance sheet as of December 31, 2002, and the related statements of income, stockholders' equity and cash flows for the year then ended. The decision to appoint Kabani & Company, Inc. was approved by the Registrant's Board of Directors.

         Reference is made to the C Warrants and D Warrants issued by the Company as part of an offering of Units made by the Company in December 2001. By their original terms, each C Warrant gave its holder the right to purchase shares of the Company's Common Stock at a price of $2.00 per share and each D Warrant gave its holder the right to purchase shares of Common Stock at a price of $2.25 per share.

         On December 18, 2002, the Board of Directors of the Company agreed to adjust the exercise price of the C Warrants to $1.32 per share for all shares of Common Stock purchased after that date, and also extended the exercise period for the C Warrants and the D Warrants from 3:30 PM Pacific Time on December 20, 2002 until 3:30 PM Pacific Time on March 31, 2003. All other terms and conditions of the C Warrants and the D Warrants remained unchanged.

         Effective as of January 20, 2003, the number of the Company's then outstanding C Warrants and D Warrants were increased on a six for one basis, and accordingly the shares of the Company's Common Stock which may be purchased through exercise of the C Warrants and D Warrants were correspondingly increased on a six for one basis. At the same time, the exercise price per share under the terms of these C Warrants and D Warrants were divided by six, to $0.22 per share for the C Warrants and $0.375 per share for the D Warrants. On March 20, 2003, the Board of Directors of the Company agreed to:

         (i) reduce the exercise price of the C Warrants to $0.12 per share of Common Stock and the exercise price of the D Warrants to $0.20 per share of Common Stock, in each case for all C Warrants and D Warrants exercised after March 20, 2003; and

         (ii) extend the exercise period of the C Warrants and the D Warrants to 3:30 PM Pacific Time on April 30, 2003. On April 28, 2003 the Company agreed to extend the exercise period of the C Warrants and the D Warrants to 3:30 PM Pacific Time on June 30, 2003. Effective immediately, the Board of Directors of the Company have agreed to extend the exercise period of the C Warrants and the D Warrants to 3:30 PM Pacific Time on September 30, 2003. All other terms and conditions of the C Warrants and D Warrants (as previously amended) remain unchanged.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibits

                EXHBIT 20.5   Letter Sent to Holders of the Company's
                              C Warrants and D Warrants

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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           EARTHNETMEDIA, INC.

                                           By:  /s/  Alie Chang
                                                --------------------------------
                                                     Alie Chang
                                                     President and
                                                     Chief Executive Officer

Date:  June 27, 2003